Exhibit 99.2

Table of Contents Forward‐Looking Statements: Certain statements contained in this report constitute forward‐looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Such statements include, in particular, statements about our plans, strategies and prospects and estimates regarding future medical office market performance. Such statements are subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Forward‐looking statements are generally identifiable by use of the terms such as “expect,” “project,” “may,” “will,” “should,” “could,” “would,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “predict,” “potential,” “pro forma” or the negative of such terms and other comparable terminology. Readers are cautioned not to place undue reliance on these forward‐looking statements. Forward looking statements speak only as of the date made and we do not intend to publicly update or revise any forward‐looking statements, whether as a result of new information, future events, or otherwise, except as required by law. Any such forward‐looking statements reflect our current views about future events, are subject to unknown risks, uncertainties, and other factors, and are based on a number of assumptions involving judgments with respect to, among other things, future economic, competitive, and market conditions, all of which are difficult or impossible to predict accurately. To the extent that our assumptions differ from actual results, our ability to meet such forward‐looking statements, including our ability to generate positive cash flow from operations, provide dividends to stockholders, and maintain the value of our real estate properties, may be significantly hindered. These risks and uncertainties should be considered in evaluating forward‐looking statements and undue reliance should not be placed on such statements. Additional information concerning us and our business, including additional factors that could materially and adversely affect our financial results, is included herein and in our other filings with the SEC. 2 Company Overview Company Information  3 Current Period Highlights  4 Financial Highlights 5 Company Snapshot 6 Financial Information Funds From Operations (FFO), Normalized Funds From Operations (Normalized FFO),    7 and Normalized Funds Available for Distribution (Normalized FAD) Net Operating Income and Same‐Property Data  8 Market Capitalization and Debt Composition 9 2013 and Historical Acquisition Activity 10 Portfolio Information Key Market Concentration and Regional Portfolio Distribution 11 Same‐Property Performance and In‐House Property Management 12 Portfolio Diversification by Type and Historical Campus Proximity 13 Tenant Lease Expirations and Historical Occupancy 14 Top 15 Health System Relationships  15 Health System Relationship Highlights 16 Condensed Consolidated Balance Sheets  17 Condensed Consolidated Statements of Operations  18 Reporting Definitions   19

SUPPLEMENTAL OPERATING AND FINANCIAL INFORMATION THIRD QUARTER 2013

Healthcare Trust of America, Inc. (NYSE: HTA), a publicly traded real estate investment trust, is a fully-integrated, leading owner of medical office buildings "MOBs". HTA is a full-service real estate company focused on acquiring, owning and operating high-quality medical office buildings that are predominantly located on, or aligned with, campuses of nationally or regionally recognized healthcare systems in the U.S.

Since its formation in 2006, HTA has built a portfolio of properties that totals approximately $2.8 billion based on purchase price and is comprised of approximately 13.6 million square feet of gross leasable area, or "GLA", located in 27 states. HTA has developed a national property management and leasing platform which it directs through its primary regional offices in Scottsdale, Indianapolis, Atlanta and Charleston. At the end of the third quarter, approximately 86% of HTA's total portfolio GLA is managed internally on this platform.

Senior Management

Scott D. Peters
Chairman, Chief Executive Officer, and President

Kellie S. Pruitt
Chief Financial Officer, Secretary, and Treasurer

Mark D. Engstrom
Executive Vice President- Acquisitions

Amanda L. Houghton
Executive Vice President- Asset Management

Robert A. Milligan
Senior Vice President- Corporate Finance

Locations and Contact Information

Corporate Headquarters
16435 North Scottsdale Road
Suite 320
Scottsdale, AZ 85254
(480) 998-3478

Atlanta Regional Office
1357 Hembree Road
Suite 130
Roswell, GA 30076
(770) 884-4073

Charleston Regional Office
463 King Street
Suite B
Charleston, SC 29403
(843) 623-3751

Indianapolis Regional Office
201 N. Pennsylvania Parkway
Suite 201
Indianapolis, IN 46280
(317) 550-2800

Transfer Agent
DST Systems, Inc.
430 West 7th Street
Kansas City, MO 64105
(888) 801-0107

Financial Contact
Kellie S. Pruitt
Chief Financial Officer
16435 North Scottsdale Road
Suite 320
Scottsdale, AZ 85254
(480) 258-6637
Email: kelliepruitt@htareit.com

Investor Relations
Robert A. Milligan
Senior Vice President- Corporate Finance
16435 North Scottsdale Road
Suite 320
Scottsdale, AZ 85254
(480) 998-3478
Email: robertmilligan@htareit.com

3

4 Current Period Highlights Operating  •    FFO: $0.15 per diluted share, or $34.4 million, an increase of $0.03 per diluted share, compared to Q3 2012. •     Normalized FFO: $0.16 per diluted share, or $37.9 million, unchanged per diluted share, compared to Q3 2012. •     Normalized FAD: $0.14 per diluted share, or $33.8 million, an increase of $0.01 per diluted share, or 7.7%, compared  to Q3 2012 •     Same‐Property Cash NOI: $50.3 million, an increase of $1.6 million, or 3.2%, compared to Q3 2012.   •     NOI: $57.1 million, an increase of $4.9 million, or 9.3%, compared to Q3 2012.  Portfolio •     Occupancy: At the end of the quarter, the occupancy rate of HTA’s portfolio increased to 91.4% by GLA.   •     Leasing: During the quarter, HTA entered into new or renewal leases on approximately 169,000 square feet of GLA, or  approximately 1.2% of its portfolio.  Tenant retention for the quarter was approximately 82% by GLA. •     In‐House Property Management and Leasing Platform: At the end of the quarter, HTA’s in‐house property management and leasing platform operated 11.8 million square feet, or 86% of total GLA.   •     Acquisitions: During the quarter, HTA completed four acquisitions totaling $147.8 million (91.1% leased and  approximately 750,000 square feet of GLA), resulting in year‐to‐date acquisitions of $241.9 million.   In addition, HTA has executed two definitive purchase agreements to acquire two medical office buildings totaling approximately $30 million which are expected to close in Q4 2013. Balance Sheet and Liquidity •     Share Conversion: HTA announced that the Board of Directors had decided that the final tranche of Class B  common stock totaling 57.3 million shares will convert to Class A common stock after the market closes on  November 7, 2013.  As a result of this conversion, all Class B shares will have converted to Class A common stock and HTA will have 236.9 million Class A shares of common stock outstanding which are eligible to trade on the NYSE.   •     Equity ATM Program: During the quarter, HTA issued and sold approximately $105.5 million of Class A common  stock through its equity ATM program, at an average price of $10.92 per share. •     Balance Sheet: At the end of the quarter, HTA had total liquidity of $732.2 million, including $650.0 million of   availability on its unsecured revolving credit facility and $82.2 million of cash and cash equivalents.  The leverage   ratio of total debt to total capitalization was 31.0%.

SUPPLEMENTAL OPERATING AND FINANCIAL INFORMATION THIRD QUARTER 2013

Financial Highlights

(unaudited and in thousands, except per share data)

	Three Months Ended				
	9/30/2013	6/30/2013	3/31/2013	12/31/2012	9/30/2012
INCOME ITEMS:					
Revenues	$ 82,541	$ 77,244	$ 76,427	$ 73,475	$ 77,532
NOI [1,2]	57,147	54,995	52,892	51,989	52,289
Annualized Adjusted EBITDA [1,3]	213,280	195,514	188,068	187,220	187,704
Normalized FFO [1,4]	37,931	35,699	34,150	34,245	35,415
Normalized FAD [1,4]	33,777	32,002	31,544	30,403	29,044
Net Income (Loss) Available to Common Shareholders per common share – diluted	$ 0.02	$ 0.06	$ 0.01	$ (0.01)	$ (0.01)
Normalized FFO per common share - diluted	$ 0.16	$ 0.16	$ 0.16	$ 0.16	$ 0.16
Normalized FAD per common share - diluted	$ 0.14	$ 0.14	$ 0.14	$ 0.14	$ 0.13
Same Property Cash NOI Growth	3.2%	3.4%	3.4%	3.8%	2.4%
Fixed Charge Coverage Ratio [5]	3.19x	3.11x	3.25x	3.21x	3.15x

	As of				
	9/30/2013	6/30/2013	3/31/2013	12/31/2012	9/30/2012
ASSETS:					
Gross Real Estate Investments	$2,818,567	$2,667,131	$ 2,667,868	$2,580,648	$2,553,848
Total Assets	$2,681,520	$2,574,753	$ 2,590,204	$2,414,090	$2,403,913
CAPITALIZATION:					
Total Debt	$1,125,792	$1,114,204	$1,135,693	$1,037,359	$1,000,479
Total Stockholders' Equity	1,405,806	1,330,518	1,328,853	1,254,266	1,286,589
Total Market Capitalization [6]	3,632,471	3,681,556	3,771,109	3,162,420	3,097,134
Total Debt / Total Market Capitalization	31.0%	30.3%	30.1%	32.8%	32.3%

1. Refer to pages 19 and 20 for the reporting definitions on NOI, Annualized Adjusted EBITDA, Normalized FFO and Normalized FAD.
2. Refer to page 8 for a reconciliation of GAAP Net Income (Loss) to NOI.
3. Refer to page 19 for a reconciliation of GAAP Net Income (Loss) to Annualized Adjusted EBITDA.
4. Refer to page 7 for a reconciliation of GAAP Net Income (Loss) Attributable to Controlling Interest to Normalized FFO and FAD.
5. Calculated as EBITDA divided by interest expense (excluding change in the fair market value of derivatives), scheduled principal payments and limited partner minority interest distributions during the last twelve months.
6. Calculated as the common stock price on the last trading day of the period multiplied by the total diluted common shares outstanding at the end of the period plus total debt outstanding at the end of the period. Refer to Page 9 for details.

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6 Company Snapshot as of September 30, 2013 1. Includes the impact of interest rate derivative swaps. MOB 91% Hospitals 5% Senior Care 4% Building Type (based on GLA) TX 13% FL 10% AZ 10% IN 9% PA 9%SC 8% NY 7% GA 5% Other 29% Presence in 27 States (based on GLA) Gross real estate investments (billions) $2.8  Total portfolio gross leasable area (GLA) (millions) 13.6 Occupancy 91.4% Portfolio tenant retention rate (YTD) 84% Investment grade tenants (based on annualized base rent) 40% Credit rated tenants (based on annualized rent) 56% % of GLA on‐campus / aligned 96% Average remaining lease term for all buildings (years) 6.4 Average remaining lease term for single‐tenant buildings (years) 8.7 Average remaining lease term for multi‐tenant buildings (years) 5.2 Credit ratings Baa3(Positive)/BBB‐(Stable) Cash and cash equivalents (millions) $82.2  Total debt to capitalization 31.0% Weighted average interest rate per annum on portfolio debt1 4.16%

SUPPLEMENTAL OPERATING AND FINANCIAL INFORMATION THIRD QUARTER 2013

Financial Information

Funds From Operations (FFO), Normalized Funds From Operations (Normalized FFO) and Normalized Funds Available for Distribution (Normalized FAD)

(unaudited and in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2013	2012	2013	2012
Net income (loss) attributable to controlling interest	$ 4,823	$ (2,952)	$ 20,199	$ (22,588)
Depreciation and amortization expense (including amounts in discontinued operations)	29,581	29,458	87,725	87,779
FFO	$ 34,404	$ 26,506	$ 107,924	$ 65,191
FFO per share - basic	$ 0.15	$ 0.12	$ 0.48	$ 0.29
FFO per share - diluted	$ 0.15	$ 0.12	$ 0.48	$ 0.29
Acquisition-related expenses	1,403	1,341	3,086	6,633
Listing expenses	—	4,751	4,405	17,295
Net change in fair value of derivative financial instruments	1,955	2,520	(8,573)	7,815
Noncontrolling income from operating partnership units included in diluted shares	173	1	384	9
Transitional expenses	—	350	—	2,054
Acceleration of deferred financing costs	—	—	590	415
Escrow settlement revenue	—	—	—	(350)
Debt extinguishment costs	—	—	—	1,886
Other normalizing items	(4)	(54)	(36)	81
Normalized FFO	$ 37,931	$ 35,415	$ 107,780	$ 101,029
Normalized FFO per share - basic	$ 0.16	$ 0.16	$ 0.48	$ 0.45
Normalized FFO per share - diluted	$ 0.16	$ 0.16	$ 0.48	$ 0.45
Normalized FFO	$ 37,931	$ 35,415	$ 107,780	$ 101,029
Other (income) expense	(10)	24	(28)	(67)
Non-cash compensation expense	461	175	1,369	1,157
Straight-line rent adjustments, net	(1,565)	(1,898)	(4,934)	(6,462)
Amortization of acquired below and above market leases, net	506	576	1,576	1,598
Deferred revenue - tenant improvement related	(28)	(146)	(338)	(412)
Amortization of deferred financing costs	809	827	2,456	2,473
Recurring capital expenditures, tenant improvements and leasing commissions	(4,327)	(5,929)	(10,377)	(11,802)
Normalized FAD	$ 33,777	$ 29,044	$ 97,504	$ 87,514
Normalized FAD per share - basic	$ 0.15	$ 0.13	$ 0.43	$ 0.39
Normalized FAD per share - diluted	$ 0.14	$ 0.13	$ 0.43	$ 0.39
Weighted average number of shares outstanding:				
Basic	232,514	218,264	225,132	225,501
Diluted	235,023	218,420	226,771	225,657

7

8 Net Operating Income and Same‐Property Data (unaudited and in thousands) Three Months Ended September 30, Nine Months Ended September 30, 2013 2012 2013 2012 Net income (loss) $ 5,005 $ (2,931) $ 20,622 $ (22,551) General and administrative expenses 5,980 5,164 18,645 16,079 Non‐traded REIT expenses — 350 — 4,197 Acquisition‐related expenses 1,403 1,341 3,086 6,633 Depreciation and amortization expense (including  amounts in discontinued operations) 29,581 29,458 87,725 87,779 Listing expenses — 4,751 4,405 17,295 Interest expense and net change in fair value of derivative  financial instruments (including amounts in  discontinued operations) 15,188 14,132 30,579 41,097 Debt extinguishment costs — — — 1,886 Other (income) expense (10) 24 (28) (67) NOI $ 57,147 $ 52,289 $ 165,034 $ 152,348 NOI percentage growth 9.3% 8.3% NOI $ 57,147 $ 52,289 $ 165,034 $ 152,348 Straight‐line rent adjustments, net (1,565) (1,898) (4,934) (6,462) Amortization of acquired below and above market leases,  net 506 576 1,576 1,598 Other non‐cash and normalizing items (231) (129) (513) (382) Cash NOI $ 55,857 $ 50,838 $ 161,163 $ 147,102 Notes receivable interest income (562) (946) (1,654) (3,618) Non Same‐Property Cash NOI (4,976) (1,153) (24,677) (12,588) Same‐Property Cash NOI $ 50,319 $ 48,739 $ 134,832 $ 130,896 Same‐Property Cash NOI percentage growth 3.2% 3.0%

SUPPLEMENTAL OPERATING AND FINANCIAL INFORMATION THIRD QUARTER 2013

Market Capitalization and Debt Composition
(in thousands)

Market Capitalization

	As of September 30, 2013
Secured Mortgage Debt	$ 370,636
Unsecured Term Loans	455,000
Unsecured Notes	300,000
Unsecured Credit Facility	-
Net premium / (discount)	156
Total Debt	**$ 1,125,792**
Stock Price (as of September 30, 2013)	10.52
Total Diluted Common Shares Outstanding	238,278
Equity Market Capitalization	**$ 2,506,679**
Total Capitalization	**$ 3,632,471**
Total Undepreciated Assets	**$ 3,097,136**
Total Debt/ Total Capitalization	**31.0%**
Total Debt/ Total Undepreciated Assets	**36.3%**
Total Net Debt/ Annualized Adjusted EBITDA	**4.9 x**


Secured Debt 10.2%
Unsecured Debt 20.8%
Equity 69.0%

Debt Composition

Security	Stated Rate[1]	Effective Rate[2]	2013	2014	2015	2016	2017	2018	Thereafter	Total
Revolving Credit Facility due 2016[3,4]	2.08%	2.08%	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -
Fixed Rate Mortgages	5.86%	5.86%	1,722	6,872	73,128	121,578	99,963	11,935	55,438	370,636
Unsecured Term Loan due 2016[4]	2.03%	2.95%	-	-	-	300,000	-	-	-	300,000
Unsecured Term Loan due 2019	2.18%	3.29%	-	-	-	-	-	-	155,000	155,000
Unsecured Senior Notes due 2023	3.70%	3.70%	-	-	-	-	-	-	300,000	300,000
Net premium / (discount)										156
Total Debt	3.76%	4.16%	$ 1,722	$ 6,872	$73,128	$421,578	$99,963	$11,935	$510,438	$1,125,792

Covenants

Senior Notes	Required	9/30/2013
Total Leverage	60%	37%
Secured Leverage	40%	12%
Unencumbered Asset Coverage	150%	295%
Interest Coverage	1.50x	4.39x

Bank Loans	Required	9/30/2013
Total Leverage	60%	40%
Secured Leverage	40%	13%
Tangible Net Worth	1,283	1,504
Fixed Charge Coverage	1.65x	3.19x
Unencumbered Leverage	60%	37%
Unencumbered Coverage	1.75x	6.00x

1. The stated rate on the debt instrument as of September 30, 2013.
2. The effective rate incorporates any swap instruments that serve to fix variable rate debt, as of September 30, 2013.
3. Rate includes the 35bps facility fee that is payable on the entire $650 million revolving commitment.
4. Does not reflect the 1-year extension option which could extend the maturity to 2017.

9

SUPPLEMENTAL OPERATING AND FINANCIAL INFORMATION THIRD QUARTER 2013

2013 and Historical Acquisition Activity
as of September 30, 2013

2013 Acquisition Activity

Property	Property Location	Date Acquired	% Leased at Acquisition	Purchase Price[1]	GLA[1]
Forest Park Medical Center Tower	Dallas, TX	3/11/2013	100%	$ 48,779	130
Texas A&M Health Science Center	Bryan/College Station, TX	3/22/2013	100%	39,750	124
Medical Park Drive	Atlanta, GA	6/18/2013	100%	5,610	23
Monroeville Medical Office Building	Monroeville, PA	7/12/2013	98%	15,140	116
Lincoln Medical Center	Denver, CO	7/29/2013	95%	42,000	115
Forest Park Medical Center Frisco	Dallas, TX	8/30/2013	100%	27,723	91
South Florida Tenet Portfolio	Miami/West Palm Beach, FL	9/20/2013	88%	62,912	428
Total				$ 241,914	1,027

Historical Acquisition Activity

	Purchase Price[1]	% of Total	GLA[1]	% of Total
2007	$ 413,150	14.6%	2,247	16.5%
2008	542,976	19.1%	2,916	21.4%
2009	455,950	16.0%	2,251	16.5%
2010	802,148	28.2%	3,521	25.8%
2011	68,314	2.4%	307	2.3%
2012	294,936	10.4%	1,358	10.0%
2013	241,914	8.5%	1,027	7.5%
Subtotal	$ 2,819,388	99.2%	13,627	100.0%
Mortgage note receivable[2]	23,520	0.8%	N/A	N/A
Total	$ 2,842,908	100.0%	13,627	100.0%

1. GLA and purchase price are in thousands.
2. Includes $8.52 million of notes receivable originated in September 2013 that are secured by 2 medical office buildings in South Florida.

10

11 Key Market Concentration and Regional Portfolio Distribution as of September 30, 2013 1. GLA is in thousands. Portfolio Information Market GLA1 % of Portfolio Phoenix, AZ 1,152  8.5% Pittsburgh, PA 1,094  8.0% Greenville, SC 965  7.1% Albany, NY 879  6.5% Indianapolis, IN 850  6.2% Houston, TX 692  5.1% Dallas, TX 682  5.0% Atlanta, GA 597  4.4% Miami, FL 428  3.1% Boston, MA 359  2.6% Denver, CO 260  1.9% Raleigh, NC 245  1.8% Total key market concentration 8,203  60.2%

12 Same‐Property Performance1 In‐House Property Management 1. GLA, revenues, expenses, NOI and occupancy SF are in thousands. 2. The presentation for same‐property rental income and expenses was adjusted to reflect consistent accounting treatment of certain lease obligations in all periods. These adjustments did not have any impact on same property cash NOI. Same‐Property Performance and In‐House Property Management as of September 30, 2013 0.0% 10.0% 20.0% 30.0% 40.0% 50.0% 60.0% 70.0% 80.0% 90.0% 100.0% 2010 2011 2012 9/30/13 In‐House SF (Single‐Tenant) In‐House SF (Multi‐Tenant) As of September 30, 2013, 11.8 million square feet, or 86.4% of total portfolio GLA was managed by HTA’s national property management and leasing  platform.  HTA continues to roll out its national property management and leasing platform to additional markets, including approximately 3.0 million  square feet of GLA transitioned in the first three quarters of 2013.   Three Months Ended Sequential Year ‐ Over ‐ Year 9/30/2013 6/30/2013 9/30/2012 $ Change % Change $ Change % Change Rental Revenue $     58,595  $     58,205  $     57,461  $           390  0.7% $        1,134  2.0% Tenant Recoveries 13,508  12,481  13,633  1,027  8.2% (125) ‐0.9% Total Rental Income 72,103  70,686  71,094  1,417  2.0% 1,009  1.4% Expenses (21,784) (21,010) (22,355) (774) 3.7% 571  ‐2.6% Same Property Cash NOI2 $     50,319  $     49,676  $     48,739  $           643  1.3% $        1,580  3.2% Three Months Ended 9/30/2013 6/30/2013 9/30/2012 Number of Buildings 263  263  263  GLA 12,289  12,282  12,282  Occupancy SF, end of period 11,183  11,157  11,162  Occupancy, end of period 91.0% 90.8% 90.9%

SUPPLEMENTAL OPERATING AND FINANCIAL INFORMATION THIRD QUARTER 2013

Portfolio Diversification by Type and Historical Campus Proximity
as of September 30, 2013

	Number of Buildings	Number of States	GLA[1]	% of Total GLA	Annualized Base Rent[1]	% of Annualized Base Rent
Medical Office Buildings:						
Single-tenant, net lease	71	10	2,911	21.4%	$ 56,164	21.5%
Single-tenant, gross lease	4	3	215	1.6%	4,526	1.7%
Multi-tenant, net lease	80	21	4,038	29.6%	72,181	27.6%
Multi-tenant, gross lease	105	15	5,236	38.4%	98,282	37.5%
Other Healthcare Facilities:						
Hospitals, single-tenant, net lease	10	4	647	4.7%	22,062	8.4%
Seniors housing, single-tenant, net lease	9	3	580	4.3%	8,619	3.3%
Total	279	27	13,627	100.0%	$ 261,834	100.0%


Multi-Tenant Off-Campus 3%
Single-Tenant Off-Campus 1%
Multi-Tenant On-Campus/Aligned 65%
Single-Tenant On-Campus/Aligned 31%

Historical Campus Proximity

	As of				
	9/30/2013	6/30/2013	3/31/2013	12/31/2012	9/30/2012
Off-Campus Aligned	24%	24%	23%	24%	24%
On-Campus	72%	72%	73%	72%	72%
Subtotal: On-Campus/Aligned	**96%**	**96%**	**96%**	**96%**	**96%**
Off-Campus Non-Aligned	4%	4%	4%	4%	4%
Total	100%	100%	100%	100%	100%

1. GLA and Annualized Base Rent are in thousands.

13

SUPPLEMENTAL OPERATING AND FINANCIAL INFORMATION THIRD QUARTER 2013

Tenant Lease Expirations and Historical Occupancy
as of September 30, 2013

Tenant Lease Expirations

Expiration	Number of Leases Expiring	Total GLA of Expiring Leases[1]	% of Leased GLA	Annualized Base Rent of Expiring Leases[1]	% of Total Annualized Base Rent
Month-to-month	120	213	1.7%	$ 4,071	1.6%
Fourth quarter 2013	88	212	1.6%	4,477	1.7%
2014	289	752	6.0%	15,719	6.0%
2015	275	949	7.6%	21,394	8.2%
2016	267	1,247	10.0%	25,069	9.6%
2017	273	1,191	9.6%	24,372	9.3%
2018	248	1,467	11.8%	29,632	11.3%
2019	108	758	6.1%	18,192	6.9%
2020	129	647	5.2%	13,592	5.2%
2021	126	1,217	9.8%	23,377	8.9%
2022	77	721	5.8%	18,400	7.0%
Thereafter	183	3,081	24.9%	63,539	24.3%
Total	2,183	12,455	100.0%	$ 261,834	100.0%

Historical Occupancy
(End of Period)

	As of				
	9/30/13	6/30/13	3/31/2013	12/31/2012	9/30/2012
Total Portfolio Occupancy	91.4%	91.3%	90.9%	91.1%	91.1%
On-Campus/Aligned Occupancy	91.8%	91.6%	91.3%	91.4%	91.5%
Off-Campus Occupancy	82.7%	84.3%	82.2%	83.2%	83.0%

1. GLA and annualized base rent are in thousands.

14

SUPPLEMENTAL OPERATING AND FINANCIAL INFORMATION THIRD QUARTER 2013

Top 15 Health System Relationships
as of September 30, 2013

Tenant	Weighted Average Remaining Lease Term	Credit Rating	Total Leased GLA[1]	% of Leased GLA	Annualized Base Rent[1]	% of Annualized Base Rent
Highmark	9	A	857	6.9%	$ 15,633	6.0%
Greenville Hospital System	11	A1	761	6.1%	13,455	5.1%
Steward Health Care System	14	B	317	2.5%	7,124	2.7%
Aurora Health Care	11	A	315	2.5%	6,684	2.6%
Community Health Systems	5	B1	311	2.5%	6,869	2.6%
Indiana University Health	4	Aa3	294	2.4%	4,707	1.8%
Deaconess Health System	10	A+	261	2.1%	3,951	1.5%
Hospital Corp of America	4	B1	230	1.8%	5,251	2.0%
Banner Health	2	AA-	223	1.8%	4,790	1.8%
Capital District Physicians Health Plan	3	NR	198	1.6%	3,026	1.2%
Wellmont Health System	9	BBB+	160	1.3%	2,636	1.0%
Catholic Health Partners	4	A1	154	1.2%	2,355	0.9%
Rush University Medical Center	6	A2	137	1.1%	4,425	1.7%
Sisters of Mercy Health System	12	Aa3	134	1.1%	3,733	1.4%
Ascension Health	6	Aa2	112	0.9%	2,755	1.1%
Top 15 Total			4,464	35.8%	$ 87,394	33.4%

1. GLA and annualized base rent are in thousands.

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16 Health System Relationship Highlights Banner Health (AA‐), based in Phoenix, Arizona, is one of the largest non‐profit hospital systems in the United States. It operates 24 acute care hospitals and health care facilities and employs more than 36,000 people. In addition to basic emergency and medical services the organization provides level 1 trauma services, organ transplants, hospice, long‐term/home care, rehabilitation services, behavioral health services, and is also involved in cutting edge research. Forest Park Medical Center (NR), headquartered in Dallas, Texas, is a leading physician‐owned health system focused on private‐pay hospitals in key markets. With medical center locations in Dallas, Frisco, and Southlake, and plans to expand to Fort Worth, Austin, and San Antonio. Forest Park will include over 280 beds and 70 operating suites upon completion, in world‐class facilities. Greenville Health System (A1), located in Greenville, South Carolina, is a nonprofit academic delivery system and is one of the largest health systems in the state of South Carolina with six medical campuses, outpatient centers, wellness centers, long‐term care facilities, and research and academics – including the University of South Carolina School of Medicine‐Greenville and Clemson University. The system has 1,268 beds, approximately 1,271 physicians included in medical staff, and approximately 11,000 employees. Highmark (A), based in Pittsburgh, Pennsylvania, is among the largest health insurers in the United States and the fourth largest Blue Cross and Blue Shield‐affiliated company. In 2013, Highmark and West Penn Allegheny combined to create an integrated care delivery model which they believe will preserve an important community asset that provides high‐quality, efficient health care for patients. Highmark's mission is to be the leading health and wellness company. Indiana University Health (Aa3), based in Indianapolis, Indiana, is Indiana’s most comprehensive healthcare system. A unique partnership with Indiana University School of Medicine, one of the nation’s leading medical schools, gives patients access to innovative treatments and therapies. IU Health is comprised of hospitals, physicians and allied services dedicated to providing preeminent care throughout Indiana and beyond. Piedmont HealthCare (Aa3), based in Atlanta, Georgia, is the Atlanta region’s premier community healthcare system. Founded in 1905, Piedmont is driven by the mission to create a system committed to compassion, advanced treatments, access to care and strong connections to make their patients, communities and region better. What started as a single hospital a century ago has grown into an integrated healthcare system with five hospitals and close to 100 physician and specialist offices across greater Atlanta and North Georgia. Steward Health Care System (B), located in Boston, Massachusetts, is the largest fully integrated community care organization and community hospital network in New England. Steward is the third largest employer in Massachusetts with more than 17,000 employees serving more than one million patients annually. The system includes 11 hospitals and over 2,000 beds that reach over 150 communities in the greater Boston area. Other Steward Health Care entities include Steward Physician Network, and Steward Home Care and Hospice, Laboure College and Por Cristo. Tenet Healthcare System (B1), located in Dallas, TX is a leading health care services company whose subsidiaries and affiliates, following the acquisition of Vanguard Health in 2013, operates 77 acute care hospitals, 173 outpatient centers, and Conifer Health Solutions, which provides business process solutions to more than 600 hospitals. Tenet's hospital's are concentrated in Texas, California, Florida, and Michigan. The system employs more than 100,000 employees; their mission is to improve the quality of life of every patient and deliver high‐quality care while remaining well‐positioned for success in the new healthcare environment.

17 Condensed Consolidated Balance Sheets (unaudited and in thousands, except share data) September 30, 2013 December 31, 2012 ASSETS Real estate investments: Land $ 195,115 $ 183,651 Building and improvements 2,215,513 2,044,113 Lease intangibles 386,801 352,884 Property held for sale, net 21,138 — 2,818,567 2,580,648 Accumulated depreciation and amortization (415,615) (349,118) Real estate investments, net 2,402,952 2,231,530 Real estate notes receivable 28,520 20,000 Cash and cash equivalents 82,181 15,956 Restricted cash and escrow deposits 20,068 17,623 Receivables and other assets, net 104,996 84,970 Other intangibles, net 41,794 44,011 Non‐real estate assets of property held for sale, net 1,009 — Total assets $ 2,681,520 $ 2,414,090 LIABILITIES AND EQUITY Liabilities: Debt, net $ 1,125,792 $ 1,037,359 Accounts payable and accrued liabilities 86,795 63,443 Derivative financial instruments ‐ interest rate swaps 3,258 9,370 Security deposits, prepaid rent and other liabilities 32,327 24,450 Intangible liabilities, net 11,262 11,309 Total liabilities 1,259,434 1,145,931 Commitments and contingencies Redeemable noncontrolling interest of limited partners 3,375 3,564 Equity: Preferred stock, $0.01 par value; 200,000,000 shares authorized; none issued and  outstanding — — Class A common stock, $0.01 par value; 900,000,000 and 700,000,000 shares  authorized as of September 30, 2013 and December 31, 2012, respectively;  178,475,080 and 100,086,387 shares issued and outstanding as of September  30, 2013 and December 31, 2012, respectively 1,785 1,001 Class B common stock, $0.01 par value; 100,000,000 and 300,000,000 shares  authorized as of September 30, 2013 and December 31, 2012, respectively;  57,268,109 and 114,566,254 shares issued and outstanding as of September 30,  2013 and December 31, 2012, respectively 573 1,146 Additional paid‐in capital 2,115,596 1,885,836 Cumulative dividends in excess of earnings (712,148) (633,717) Total stockholders’ equity 1,405,806 1,254,266 Noncontrolling interest 12,905 10,329 Total equity 1,418,711 1,264,595 Total liabilities and equity $ 2,681,520 $ 2,414,090

18 Condensed Consolidated Statements of Operations (unaudited and in thousands, except per share data) Three Months Ended September 30, Nine Months Ended September 30, 2013 2012 2013 2012 Revenues: Rental income $ 81,906 $ 76,465 $ 234,338 $ 220,222 Interest income from real estate notes receivable and  other income 635 1,067 1,874 3,683 Total revenues 82,541 77,532 236,212 223,905 Expenses: Rental 25,774 25,744 72,235 73,038 General and administrative 5,980 5,164 18,645 16,079 Non‐traded REIT — 350 — 4,197 Acquisition‐related 1,403 1,341 3,086 6,633 Depreciation and amortization 29,581 29,228 87,554 87,091 Listing — 4,751 4,405 17,295 Total expenses 62,738 66,578 185,925 204,333 Income (loss) before other income (expense) 19,803 10,954 50,287 19,572 Other income (expense): Interest expense: Interest related to debt (12,146) (10,172) (35,543) (30,648) Interest related to derivative financial instruments  and net change in fair value of derivative financial  instruments (3,042) (3,832) 5,125 (10,066) Debt extinguishment costs — — — (1,886) Other income (expense) 10 (24) 28 67 Income (loss) from continuing operations 4,625 (3,074) 19,897 (22,961) Income from discontinued operations 380 143 725 410 Net income (loss) $ 5,005 $ (2,931) $ 20,622 $ (22,551) Net income attributable to noncontrolling interests (182) (21) (423) (37) Net income (loss) attributable to controlling interest $ 4,823 $ (2,952) $ 20,199 $ (22,588) Earnings (losses) per share attributable to controlling  interest ‐ basic: Continuing operations $ 0.02 $ (0.01) $ 0.09 $ (0.10) Discontinued operations 0.00 0.00 0.00 0.00 Net income (loss) $ 0.02 $ (0.01) $ 0.09 $ (0.10) Earnings (losses) per share attributable to controlling  interest ‐ diluted: Continuing operations $ 0.02 $ (0.01) $ 0.09 $ (0.10) Discontinued operations 0.00 0.00 0.00 0.00 Net income (loss) $ 0.02 $ (0.01) $ 0.09 $ (0.10) Weighted average number of shares outstanding: Basic 232,514 218,264 225,132 225,501 Diluted 235,023 218,264 226,771 225,501

Reporting Definitions 19 Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA): Is presented on an assumed annualized basis. We define Adjusted EBITDA for HTA as net (loss) income computed in accordance with GAAP plus depreciation, amortization, interest expense and net change in the fair value of derivative financial instruments, listing expenses, and stock based compensation. We consider Adjusted EBITDA an important measure because it provides additional information to allow management, investors, and our current and potential creditors to evaluate and compare our core operating results and our ability to service debt. The following is a reconciliation of our net income (loss), the most directly comparable GAAP financial measure, to Adjusted EBITDA. The Pro Forma Impact is presented to show the additional EBITDA that would have resulted if all acquisitions were completed on the first day of the quarter. Annualized Base Rent: Annualized base rent is calculated by multiplying contractual base rent for September 2013 by 12 (excluding the impact of abatements, concessions, and straight‐line rent). Credit Ratings: Credit ratings of our tenants or their parent companies. Funds from Operations (FFO): HTA defines FFO, a non‐GAAP measure, as net income or loss attributable to controlling interest computed in accordance with GAAP, excluding gains or losses from sales of property and impairment write downs of depreciable assets, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. HTA presents FFO because it considers it an important supplemental measure of its operating performance and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income or loss attributable to controlling interest. FFO should not be considered as an alternative to net income or loss attributable to controlling interest (computed in accordance with GAAP) as an indicator of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity, nor is it indicative of funds available to fund HTA’s cash needs, including its ability to make distributions. FFO should be reviewed in connection with other GAAP measurements. Gross Leasable Area (GLA): Gross leasable area (in square feet). Gross Real Estate Investments: Based on acquisition price and includes two portfolios of real estate notes receivable. Net Operating Income (NOI): NOI is a non‐GAAP financial measure that is defined as net income or loss, computed in accordance with GAAP, generated from HTA’s total portfolio of properties before general and administrative expenses, acquisition‐related expenses, depreciation and amortization expense, listing expenses, non‐traded REIT expenses, interest expense and net change in the fair value of derivative financial instruments, and other income. HTA believes that NOI provides an accurate measure of the operating performance of its operating assets because NOI excludes certain items that are not associated with management of the properties. Additionally, HTA believes that NOI is a widely accepted measure of comparative operating performance in the real estate community. However, HTA’s use of the term NOI may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount. For the Three Months  Ended September 30, 2013 Adjusted EBITDA Net Income $                                   5,005  Add: Depreciation and amortization (including  amounts in discontinued operations) 29,581  Interest expense, net (including amounts in  discontinued operations) 15,188  EBITDA 49,774  Acquisition‐related expenses 1,403  Non‐cash compensation expense 461  Adjusted EBITDA 51,638  Pro Forma Impact 1,682  Total PF EBITDA 53,320  Annualized Adjusted EBITDA  $                              213,280

Reporting Definitions (continued) 20 Cash Net Operating Income (NOI): Cash NOI is a non‐GAAP financial measure which excludes from NOI straight‐line rent adjustments, amortization of acquired below and above market leases and other non‐cash and normalizing items. Other non‐cash and normalizing items include items such as the amortization of lease inducements, lease termination fees and tenant improvements reimbursements. HTA believes that Cash NOI provides an accurate measure of the operating performance of its operating assets because it excludes certain items that are not associated with management of the properties. Additionally, HTA believes that Cash NOI is a widely accepted measure of comparative operating performance in the real estate community. However, HTA’s use of the term Cash NOI may not be comparable to that of other real estate companies as such other companies may have different methodologies for computing this amount. Normalized Funds Available for Distribution (Normalized FAD): HTA defines Normalized FAD, a non‐GAAP measure, which excludes from Normalized FFO other income, non‐cash compensation expense, straight‐line rent adjustments, amortization of acquired below and above market leases, deferred revenue ‐ tenant improvement related, amortization of deferred financing costs and recurring capital expenditures, tenant improvements and leasing commissions. HTA believes Normalized FAD provides a meaningful supplemental measure of its ability to fund its ongoing distributions. In order to understand and analyze HTA’s liquidity, Normalized FAD should be compared with cash flow (computed in accordance with GAAP). Normalized FAD should not be considered as an alternative to net income or loss attributable to controlling interest (computed in accordance with GAAP) as an indicator of HTA’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of HTA’s liquidity. Normalized FAD should be reviewed in connection with other GAAP measurements. Normalized Funds From Operations (Normalized FFO): Changes in the accounting and reporting rules under GAAP have prompted a significant increase in the amount of non‐operating items included in FFO, as defined. Therefore, HTA uses Normalized FFO, which excludes from FFO acquisition‐related expenses, listing expenses, net change in fair value of derivative financial instruments, noncontrolling income from operating partnership units included in diluted shares, acceleration of deferred financing costs, escrow settlement revenue and other normalizing items, to further evaluate how its portfolio might perform after its acquisition stage is complete and the sustainability of its distributions in the future. However, HTA’s use of the term Normalized FFO may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount. Normalized FFO should not be considered as an alternative to net income or loss attributable to controlling interest (computed in accordance with GAAP) as an indicator of HTA’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of HTA’s liquidity, nor is it indicative of funds available to fund HTA’s cash needs, including its ability to make distributions. Normalized FFO should be reviewed in connection with other GAAP measurements. Occupancy: Occupancy represents the percentage of total gross leasable area that is leased, including month‐to‐month leases and leases that are signed but not yet commenced, as of the date reported. Off‐Campus: A building or portfolio that is not located on or adjacent to key hospital based‐campuses and is not aligned with recognized healthcare systems. On‐Campus / Aligned: On‐campus refers to a property that is located on or adjacent to a healthcare system. Aligned refers to a property that is not on the campus of a healthcare system, but anchored by a healthcare system. Recurring Capital Expenditures, Tenant Improvements, Leasing Commissions: Represents amounts paid for 1) recurring capital expenditures required to maintain and re‐tenant our properties, 2) second generation tenant improvements, and 3) leasing commissions paid to secure new tenants. Retention: Tenant Retention Rate is defined as the sum of the total leased GLA of tenants that renew an expiring lease over the total GLA of expiring leases. Same‐Property Cash Net Operating Income: To facilitate the comparison of Cash NOI between periods, HTA calculates comparable amounts for a subset of its owned properties referred to as “same‐property.” Same‐property amounts are calculated as the amounts attributable to all properties which have been owned and operated by HTA during the entire span of all periods reported, excluding properties held for sale. Therefore, any properties acquired after the first day of the earlier comparison period and any mortgage notes receivable interest income are excluded from same properties.

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